UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 5, 2004

Date of Report

(Date of earliest event reported)

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-05255	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive, Santa Clara, CA		95054
(Address of Principal Executive Office)		(Zip Code)

408-764-4000
(Registrant’s Telephone Number, Including Area Code)

Item 4.                                   Changes in Registrant’s Certifying Accountant

(a)                                  Former independent accountants

On May 5, 2004, Lambda Physik AG (Lambda), a majority owned subsidiary of Coherent, Inc. (Coherent) dismissed Ernst & Young AG Wirtschaftsprüfungsgesellschaft (Ernst & Young), which had previously served as Lambda’s independent accountants, and engaged Deloitte & Touche LLP as its new independent accountants.

The reports of Ernst & Young on the financial statements of Lambda for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.  In connection with its audits of Lambda for the two most recent fiscal years and through May 5, 2004, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference thereto in their report on the financial statements for such years. During the two most recent fiscal years and through May 5, 2004, there were no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Lambda has furnished to Ernst & Young the statements made in this Item 4 and has requested that Ernst & Young furnish it with a letter addressed to the Commission stating whether or not it agrees with such statements. A copy of such letter, dated May 10, 2004, is filed as Exhibit 16.1 to this Form 8-K.

(b)                                 New independent accountants

As stated above, Lambda engaged Deloitte & Touche LLP as its new independent accountants as of May 5, 2004.

During the two most recent fiscal years and through May 5, 2004, Deloitte & Touche LLP, in its capacity as the independent auditor of Coherent, Inc., the parent company of Lambda, has had discussions with Lambda concerning the application of generally accepted accounting principles on matters impacting the consolidated financial statements of Coherent, Inc.

During the two most recent fiscal years and through May 5, 2004, Lambda has not consulted with Deloitte & Touche LLP on any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 7.                                   Financial Statements and Exhibits

(c)                        Exhibits.

16.1                           Letter of Ernst & Young AG Wirtschaftsprüfungsgesellschaft

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10 , 2004	COHERENT, INC.

	By:	/s/ HELENE SIMONET
Helene Simonet
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

16.1	Letter of Ernst & Young AG Wirtschaftsprüfungsgesellschaft